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                                                                    Exhibit 23.4

                                    CONSENT

  We hereby consent to the reference to our firm under the heading "Experts" in the Prospectus constituting part of the Note Exchange Offer on Form S-4 (File No. 333-xxxx) of Arch Communications, Inc. As noted therein, our review and input only pertains to FCC matters unique to Arch included in the description of the regulatory requirements under the Communications Act and the Telecommunications Act of 1996, and the regulations thereunder, set forth under "Risk Factors--Government regulation may burden operations" and "Industry Overview--Regulation." Stockholders of Arch should not rely on Wilkinson, Barker, Knauer, LLP with respect to any other matters or any other sections of the document.

                                          Wilkinson, Barker, Knauer LLP

                                                 /s/ Kenneth D. Patrich
                                          By: _________________________________
                                                    Kenneth D. Patrich

Date:  July 15, 1999